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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

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                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): AUGUST 10, 1999


                         TODHUNTER INTERNATIONAL, INC.
            (Exact name of registrant as specified in its charter)


Delaware                       1-13453                      59-1284057
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(State or other jurisdiction   (Commission File Number)     (IRS Employer
incorporation)                                              Identification No.)


  222 Lakeview Avenue, Suite 1500, West Palm Beach, Florida          33401
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  (Address of principal executive offices)                           (Zip Code)


       Registrant's telephone number, including area code: (561) 655-8977
                                                           --------------


                                Not Applicable
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)



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                         TODHUNTER INTERNATIONAL, INC.

                                   FORM 8-K
                                CURRENT REPORT



ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

         (b) On August 10, 1999, Todhunter International, Inc. (the "Company") issued 650,220 shares of the Company's Common Stock (the "Transaction") to Angostura, Limited, a Trinidad corporation ("Angostura"), in a privately negotiated, all cash transaction at $10.00 per share.

         According to that certain Schedule 13D filed with the Securities and Exchange Commission ("SEC") by Angostura on July 30, 1999, as amended August 12, 1999, after the Transaction, Angostura beneficially owns 30 percent of the outstanding shares of the Company.

         Pursuant to an Agreement dated July 21, 1999, A. Kenneth Pincourt, Jr., CEO and principal shareholder of the Company, agreed to nominate and use his best efforts to cause to be elected two individuals designated by Angostura for election to the Board of Directors of the Company.

ITEM 7.  EXHIBITS

         99.1 Stock Purchase Agreement, dated July 21, 1999, between A. Kenneth Pincourt, Jr. and Angostura, Ltd., incorporated herein by reference to Exhibit 2 to that certain Schedule 13D filed with the SEC by Angostura on July 30, 1999.




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                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  TODHUNTER INTERNATIONAL, INC.


Date: August 18, 1999                 By: /s/ Jay S. Maltby
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                                          Jay S. Maltby
                                          President and Chief Operating Officer